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                                                                   Exhibit 24(a)


                           PROTECTIVE LIFE CORPORATION
                             2801 Highway 280 South
                            Birmingham, Alabama 35223


          KNOW ALL MEN BY THESE PRESENTS that the undersigned Officers and Directors of Protective Life Corporation, a Delaware corporation (the "Corporation"),hereby constitute and appoint Drayton Nabers, Jr., John D. Johns and Deborah J. Long, and each of them, the true and lawful agents and attorneys-in-fact of the undersigned with full power and authority in said agents and attorneys-in-fact, and any one or more of them, to sign for the undersigned and in their respective names as Officers and as Directors of the Corporation (both in such capacity and in capacities necessary for the execution of documents in their names on behalf of the Corporation in its capacity as a member or managing member of PLC Capital L.L.C., a limited liability company and subsidiary of the Corporation organized under the laws of the State of Delaware ("PLC Capital L.L.C.")) one or more Registration Statements on Form S-3 of the Corporation and PLC Capital L.L.C. to be filed with the Securities and Exchange Commission, Washington, D.C., under the Securities Act of 1933, as amended, and any amendment or amendments to such Registration Statements, relating to the debt securities, common stock and preferred stock of the Corporation, the preferred limited liability company interests of PLC Capital L.L.C. and related backup undertakings of the Corporation to be offered to the public, and the undersigned hereby ratify and confirm all acts taken by such agents and attorneys-in-fact, or any one or more of them, as herein authorized.

Dated:  August 1, 1994

Name:                                        Title
- ----                                         -----

/s/Drayton Nabers, Jr.                       President, Chief Executive Officer
- --------------------------------------          and Chairman of the Board
   Drayton Nabers, Jr.

/s/John D. Johns                             Executive Vice President and Chief
- --------------------------------------          Financial Officer
   John D. Johns

/s/Jerry W. DeFoor                           Vice President, Controller and
- --------------------------------------          Chief Accounting Officer
   Jerry W. Defoor

/s/William J. Rushton III                    Chairman Emeritus and Director
- --------------------------------------
   William J. Rushton III
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/s/John W. Woods                             Director
- --------------------------------------
   John W. Woods

/s/Crawford T. Johnson, III                  Director
- --------------------------------------
   Crawford T. Johnson, III

/s/William J. Cabaniss, Jr.                  Director
- --------------------------------------
   William J. Cabaniss, Jr.

/s/H. G. Pattillo                            Director
- --------------------------------------
H. G. Pattillo

/s/Edward L. Addison                         Director
- --------------------------------------
   Edward L. Addison

/s/John J. McMahon, Jr.                      Director
- --------------------------------------
   John J. McMahon, Jr.

/s/A. W. Dahlberg                            Director
- --------------------------------------
   A. W. Dahlberg

/s/John W. Rouse, Jr.                        Director
- --------------------------------------
   John W. Rouse, Jr.

/s/Robert T. David                           Director
- --------------------------------------
   Robert T. David

/s/Ronald L. Kuehn, Jr.                      Director
- --------------------------------------
   Ronald L. Kuehn, Jr.
/s/Herbert A. Sklenar                        Director
- --------------------------------------
   Herbert A. Sklenar